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Exhibit 99.1

Oak Technology to Acquire TeraLogic, Inc.

Complementary technology and market strength broaden Oak's position in burgeoning consumer digital home entertainment applications

Note: A conference call /webcast to discuss the Oak Technology acquisition agreement will be held today at 5:00 p.m. (EDT). See additional details below.

SUNNYVALE, Calif.—October 7, 2002—Oak Technology, Inc., (Nasdaq: OAKT) today announced that the company has entered into an agreement to acquire TeraLogic, Inc., a leading developer of video/audio processing hardware and software for digital home entertainment platforms. Based in Mountain View, CA, TeraLogic is a privately-held fabless semiconductor company with world-class expertise in advanced video/audio and display processing technology for digital TV, HDTV, and personal digital video recorders (PVR). Prior to the acquisition, strategic investors in TeraLogic included Sony, Samsung and Mitsubishi. The combined businesses further propel Oak's leadership position in the fast growing digital media, digital imaging, and digital home entertainment markets.

Each Company's Board of Directors has unanimously approved the acquisition agreement. The acquisition will be accomplished through a merger pursuant to which TeraLogic's stockholders will receive a cash payment of $38 million. Following the merger, TeraLogic will become a subsidiary of Oak and as a result Oak will become responsible for TeraLogic's debts and obligations including approximately $12 million of prior debt financings and employee obligations. In addition, Oak will reserve 2.2 million shares of the company's common stock for future issuance to the employees of TeraLogic pursuant to options granted to them upon closing the transaction. Further terms of the agreement were not disclosed.

TeraLogic will comprise Oak's new TeraLogic Group. Oak anticipates completing the transaction in the company's second fiscal quarter ending December 31, 2002. The company expects that the acquisition will become accretive in the second half of calendar 2003, and will thereby not delay the company's forecasted return to profitability.

"The acquisition of TeraLogic enables Oak to expand our solutions for the consumer digital entertainment market by complementing Oak's optical recording solutions with TeraLogic's advanced video processing solutions for the digital television, personal video recorder, and digital video recorder markets," said Young Sohn, chairman and CEO of Oak Technology. "TeraLogic is the number one merchant supplier of high definition television (HDTV) chipsets in the world today. The markets opened to us by our acquisition of TeraLogic represent a very large incremental digital home entertainment opportunity for Oak.

Sohn added, "With the increasing availability of digital content including digital video, MP-3, streaming audio, gaming, and digital images, consumers are turning their attention to home appliances to more efficiently receive, manage, store, deliver and present their chosen content. Oak and TeraLogic will be well positioned to meet this expectation."

TeraLogic's production-proven multi-format video decoder technology, and digital home entertainment platforms are at the heart of the architecture of several DTV, set-top box, and PVR products shipping in Japan, the United States, and Korea today. Major OEMs in production with TeraLogic include Sony, Mitsubishi, Samsung, Thompson/RCA, ReplayTV and Toshiba.

"Joining forces with Oak is a natural and complementary fit," said Jon Castor, CEO of TeraLogic. "By combining Oak's strength in optical storage with TeraLogic's video, audio, and display processing technologies we are taking a giant step forward in leading the digital revolution in the living room. Together, with our global partners in consumer electronics, we expect to both continue to lead the HDTV market, as well as accelerate the convergence of digital media in the home."

Oak Conference Call/Webcast

The company will conduct a conference call and simultaneous webcast to discuss the TeraLogic acquisition today (October 7) at 5:00 p.m. Eastern Time. The webcast of the call for interested investors and others may be accessed through Oak's website (www.oaktech.com) by clicking on the "financial results" link. Approximately two hours following the call, an archive of the webcast will also be available by telephonic replay at (719) 457-0820, access code 686159.

About Oak Technology, Inc.

Oak Technology, Inc., a leading provider of solutions for the storage, manipulation and distribution of digital content, is committed to driving the emerging world of connected Information Appliances. The company's fully integrated products and technologies target two key markets: optical storage (CD-RW and DVD for PC and consumer) and digital imaging (advanced copiers, printers, faxes, scanners and MFPs). Founded in 1987, Oak is headquartered in Sunnyvale, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol OAKT. Additional information about Oak and its digital solutions can be found at www.oaktech.com.

About TeraLogic, Inc.

Founded in 1996, TeraLogic, Inc. designs integrated circuits, software and platforms for digital TV that enable the delivery of compelling entertainment, information and interactive services to the home. With products powered by TeraLogic's technologies, consumers can enjoy crystal clear video and audio, Internet, electronic commerce, electronic program guides and interactive data services. The company's customers and partners include Sony, Mitsubishi, Samsung, Thompson/RCA, Access, Funai, JVC, Kenwood, NDS, NEC, Oren, Panasonic, ReplayTV, Texas Instruments, VividLogic, and Wind River Systems.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: In addition to the historical information contained herein, statements in this press release may contain forward-looking statements within the meaning of the Federal securities laws and are subject to the safe harbors created thereby. These statements involve risks and uncertainties inherent in acquisitions of technologies and businesses of TeraLogic and Oak; other integration issues including costs and unanticipated expenditures, changing relationships with customers, suppliers, and strategic partners, potential contractual intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; pricing pressures and other competitive factors and may differ materially from actual future events or results. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: factors that could cause actual outcome to differ materially from those set forth include, without limitation, the rate of adoption of new technology, the rate of growth of Imaging markets, changes in product mix or distribution channels; the demand for semiconductors, printer software and end-user products that incorporate semiconductors and printer software; technological difficulties and resource constraints encountered in developing and/or introducing new products, and market acceptance of new products. Forward-looking statements contained in this press release regarding expected financial results, industry trends, sales and future product development and business strategies and activities should be considered in light of these factors, and those factors discussed from time to time in the company's public reports filed with the Securities and Exchange Commission, such as those discussed in the company's Annual Report on Form 10K for fiscal year ended June 30, 2002.

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Oak Technology is a registered trademark and the Oak logo is a common law tradename. All others are trademarks of their respective owners.

Media Contact: Rebecca DiCorti Oak Technology, Inc. (408) 523-6658 rebeccadicorti@oaktech.com	Company Contact: John Edmunds Oak Technology, Inc. (408) 523-6510 johnedmunds@oaktech.com

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  Exhibit 99.1